WPS RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEET												Exhibit A-1
AS OF DECEMBER 31, 2002
Millions
										ELIMINATIONS		CONSOLIDATED
	WPSC	WPSR	WPSRCC	UPPCO	UPBDC	PENVEST	WPSN	CAP TRUST	VISIONS	DEBIT	CREDIT	STATEMENTS

Assets

Cash and equivalents	3.4	9.1	29.6	1.1	-	-	0.1	-	-	-	-	43.3
Restricted funds	-	-	4.2	-	-	-	-	-	-	-	-	4.2
Accounts receivable, net	108.9	3.1	180.0	7.5	0.8	0.1	0.1	-	-	5.5	12.7	293.3
Accrued unbilled revenues	47.3	-	55.6	3.0	-	-	-	-	-	-	-	105.9
Inventories	47.3	-	70.5	0.3	-	-	-	-	-	-	-	118.1
Assets from risk management activities	1.4	-	405.2	-	-	-	-	-	-	-	-	406.6
Other current assets	54.7	0.2	12.0	5.6	-	-	-	-	-	-	0.2	72.3
Current Assets	263.0	12.4	757.1	17.5	0.8	0.1	0.2	-	-	5.5	12.9	1,043.7

Property, plant, and equipment, net	1,282.6	0.4	229.8	92.4	4.4	0.6	-	-	-	-	-	1,610.2
Regulatory assets	109.0	-	-	1.9	-	-	-	-	-	-	-	110.9
Assets from Risk Management-Long Term	-	-	135.3	-	-	-	-	-	-	-	-	135.3
Other	218.0	1,103.4	107.7	12.9	-	0.2	3.2	51.5	-	1.8	1,190.9	307.8
Total Assets	1,872.6	1,116.2	1,229.9	124.7	5.2	0.9	3.4	51.5	-	7.3	1,203.8	3,207.9

Liabilities and Shareholder's Equity

Short-term debt	26.0	20.6	11.7	-	-	-	-	-	-	28.5	-	29.8
Current portion of long-term debt	50.0	-	4.4	16.5	0.2	-	-	-	-	-	-	71.1
Accounts Payable	161.5	1.6	288.2	7.7	0.1	-	-	-	-	7.1	-	452.0
Liabilities from risk management activities	0.2	-	443.6	-	-	-	-	-	-	-	-	443.8
Other current liabilities	27.0	4.6	16.6	5.6	0.2	-	(0.1)	-	-	0.2	-	53.7
Current liabilities	264.7	26.8	764.5	29.8	0.5	-	(0.1)	-	-	35.8	-	1,050.4

Long-term debt	442.5	321.3	125.9	17.1	2.9	-	-	-	-	85.3	-	824.4
Deferred income taxes	123.8	(4.7)	(49.3)	3.6	0.2	-	0.3	-	-	0.2	-	73.7
Deferred investment tax credits	18.1	-	-	1.2	-	-	-	-	-	-	-	19.3
Regulatory liabilities	42.7	-	-	7.0	-	-	-	-	-	-	-	49.7
Environmental remediation liabilities	38.7	-	-	1.5	-	-	-	-	-	-	-	40.2
Postretirement benefit obligations	51.8	-	-	-	-	-	-	-	-	-	-	51.8
Long-term liabilities from risk management activities	0.4	-	109.3	-	-	-	-	-	-	-	-	109.7
Other	92.8	0.1	20.1	7.4	-	-	-	-	-	15.6		104.8
Long-term liabilities	810.8	316.7	206.0	37.8	3.1	-	0.3	-	-	101.1	-	1,273.6

Company-obligated mandatorily redeemable trust preferred securities of subsidiary trust holding solely WPSR 7.00% subordinated debentures	-	-	-	-	-	-	-	50.0	-	-	-	50.0
Preferred stock of subsidiary	51.2	(0.1)	-	-	-	-	-	-	-	-	-	51.1
Common stock equity	745.9	772.8	259.4	57.1	1.6	0.9	3.2	1.5	-	1,842.8	783.2	782.8
Total liabilities and shareholders' equity	1,872.6	1,116.2	1,229.9	124.7	5.2	0.9	3.4	51.5	-	1,979.7	783.2	3,207.9